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                              EXHIBIT 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 18, 1999, accompanying the financial statements of Standard Parts and Equipment Corporation contained in the form 8-K/A dated June 4, 1999 of TriStar Aerospace Co. We hereby consent to the incorporation by reference of said report in the registration statement of TriStar Aerospace Co. and its subsidiaries filed on Form S-8 on December 1, 1998 (File No. 333-46335).




McCaslin & Company, P.C.
Ft. Worth, Texas
June 4, 1999